EXHIBIT 4.2






                                IMAX CORPORATION









                                STOCK OPTION PLAN


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                                IMAX CORPORATION
                               STOCK OPTION PLAN


1.       Purpose

                  The purposes of the Imax Stock Option Plan (the "Plan") are to attract, retain and motivate directors, officers, key employees and consultants of the Company and its Subsidiaries and to provide to such persons incentives and awards for superior performance.

2.       Definitions

                  As used in this Plan the following terms have the following meanings:

                  (a) "Agreement" has the meaning set forth in Section 6 below.

                  (b) "Award" means an Option.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means a termination of the Participant's employment with the Company or one of its Subsidiaries (a) for "cause" as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines "cause", because of: (i) any act or omission that constitutes a material breach by the participant of any of his obligations under his employment agreement with the Company or one of its Subsidiaries or the applicable Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of him as an employee of the Company or one of its Subsidiaries; (iii) any wilful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Subsidiaries, or the Participant's conviction of a felony, or any wilful perpetration by the Participant of a common law fraud; or (iv) any other wilful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means a committee of the Board comprised of at least two directors selected by the Board to administer the Plan.

                  (g) "Common Share" means a share of common stock, no par value, of the Company.

                  (h) "Company" means Imax Corporation, a corporation organized under the laws of Canada.

                  (i) "Date of Grant" means the date specified by the Committee on which an Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

                  (j) "Fair Market Value" of a Common Share on a given date means the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NASDAQ/National Market System, The Toronto Stock Exchange and such national exchange, if any, as may be designated by the Board.
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                  (k) "Option Price" means the purchase price per Common Share payable on exercise of an Option, as determined by the Committee in its sole discretion (subject to the terms of the Plan) and as set forth in the applicable Agreement.

                  (l) "Option" means the right to purchase a Common Share upon exercise of a stock option granted pursuant to the Plan.

                  (m) "Participant" means a person to whom an Award is to be made under the Plan and who is at the time of such Award an officer, employee or consultant of the Company, or any of its Subsidiaries, or a person who is a director of the Company or any of its Subsidiaries and who is not also an employee of the Company or any of its Subsidiaries at the Date of Grant, or a person who has agreed to commence serving in any such capacity within 90 days of the Date of Grant, or any personal holding corporation controlled by any such person, the shares of which are held directly or indirectly by such person or such person's spouse, minor children or minor grandchildren, or any registered retirement savings plan or registered educational savings plan for the sole benefit of any such person.

                  (n) "Permanent Disability" means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all his duties as an employee of the Company or any Subsidiary, which disability or infirmity shall exist for any continuous period of 180 days within any twelve-month period.

                  (o) "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (p) "Subsidiary" means any corporation or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all voting securities or other voting interests in such entity.

                  (q) "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

3.       Administration of the Plan

                  (a) The Plan shall be administered, and Awards shall be granted hereunder, by or under the authority of the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

4.       Shares Available Under Plan

                  The maximum number of Common Shares which may be issued upon the exercise of Options granted under the Plan is 10,210,836 Shares, subject to adjustment as provided in Paragraph 9. Such shares may be shares previously issued or treasury shares or a combination of the foregoing. Any Common Shares which are subject to Options which expire or which have been surrendered without being exercised in full shall again be available for issuance under this Plan.
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5.       Options

                  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options provided, however, that: (i) at no time shall the number of Common Shares reserved for issuance to any one Participant under the Plan or any other share compensation arrangement exceed 5% of the outstanding issue of Common Shares; (ii) at no time shall the number of Common Shares reserved for issuance pursuant to stock options granted to "insiders" (as that term is defined in Section 627 of The Toronto Stock Exchange Company Manual) exceed 10% of the outstanding issue of Common Shares; (iii) under no circumstances shall insiders be issued in excess of 10% of the outstanding issue of Common shares within any one-year period pursuant to the exercise of Options granted under the Plan or any other share compensation arrangement; and (iv) under no circumstances shall any one insider and that insider's associates be issued in excess of 5% of the outstanding issue of Common Shares within any one-year period pursuant to the exercise of Options granted under the Plan or any other share compensation arrangement.

6.       Agreement

                  The terms and conditions of each Option shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:

                  (i) Each Agreement shall specify the number of Common Shares for which Options have been granted.

                  (ii) Each Agreement shall specify the Option Price, which shall not be less than 100% of the Fair Market Value per Common Share on the Date of Grant.

                  (iii) Each Agreement shall specify that the Option Price shall be payable (a) in cash or by cheque acceptable to the Company, (b) by the transfer to the Company of Common Shares having an aggregate Fair Market Value per Common Share at the date of exercise equal to the aggregate Option Price or
(c) by a combination of such methods of payment.

                  (iv) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

                  (v) Each Agreement shall specify the applicable vesting schedule and the effective term of the Option. In the event of a termination of a Participant's employment by reason of death or Permanent Disability, 50% of such Participant's Options shall become Vested Options if such Options were less than 50% vested at the time of such termination.

                  (vi) Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code.

                  (vii) No Option shall be exercisable more than ten years from the date of Grant.

                  (viii) Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Committee and set forth in the applicable Agreement.
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                  (ix) As soon as practicable following the exercise of any
Options, a certificate evidencing the number of Common Shares issued in connection with such exercise shall be issued in the name of the Participant or as the Participant shall otherwise, in writing, direct.

7.       Termination of Employment, Consulting Agreement or Term of Office

                  (a) In the event that a Participant's employment, consulting arrangement or term of office with the Company or one of its Subsidiaries terminates for any reason, unless the Committee or the Board determines otherwise, any Options which have not become Vested Options shall terminate and be cancelled without any consideration being paid therefor.

                  (b) In the event that a Participant's employment with the Company or one of its Subsidiaries is terminated without Cause, or the Participant's employment is terminated by reason of the Participant's voluntary resignation (including by reason of retirement), death or Permanent Disability, or upon the termination of a Participants' consulting arrangement or term of office, the Participant (or the Participant's estate) shall be entitled to exercise the Participant's Options which have become Vested Options as of the date of termination for a period of 30 days, or such longer period as the Committee or the Board determines, following the date of termination.

                  (c) In the event that a Participant's employment, consulting arrangement or term of office with the Company or one of its Subsidiaries is terminated for Cause, such Participant's Vested Options shall terminate and be cancelled without any consideration being paid therefor.

8.       Transferability

                  No Option shall be transferable by a Participant other than by will or the laws of descent and distribution, provided, however, that Options may be transferred if approved by the Committee or the Board and by any regulatory authority having jurisdiction or stock exchange on which the common shares subject to Options are listed. Options shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

9.       Adjustments

                  The Committee may make or provide for such adjustments in the maximum number of Common Shares specified in Paragraph 4, in the number of Common Shares covered by outstanding Options granted hereunder, and/or in the Option Price applicable to such Options as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

10.      Fractional Shares

                  The Company shall not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

11.      Withholding Taxes

                  The Company and its Subsidiaries shall have the right to require any individual entitled to receive Common Shares pursuant to an Option to remit to the Company, prior to the delivery of any certificates evidencing

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such shares, any amount sufficient to satisfy any Canadian or United States federal, state, provincial or local tax withholding requirements. Prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual. Such election may be denied by the Committee in its discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

12.      Registration Restrictions

                  An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Shares subject to such Option, such Common Shares shall have been qualified under applicable state "blue sky" laws and the Company has been a "reporting issuer" for purposes of the Ontario Securities Act in good standing for not less than twelve months, or
(ii) the Committee, in its sole discretion determines that such registration, qualification and status is not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.

13.      Shareholder Rights

                  A Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

14.      Breach of Restrictive Covenants

                  If (i) a Participant is a party to an employment agreement with the Company or any of its Subsidiaries or affiliates and (ii) such Participant materially breaches any of the restrictive covenants set forth in such employment agreement (including, without limitation, any restrictive covenants relating to non-competition, non-solicitation or confidentiality), then all of such Participant's Options (whether or not Vested Options) shall terminate and be cancelled without consideration being paid therefor.

15.      Amendments, Etc.

                  (a) The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, and the Committee may, subject to applicable legal requirements at any time and from time to time waive any provision of any Option or Agreement; provided, however, that no termination or amendment of the Plan or any waiver of any provision of any Option or Agreement may, without the consent of the Participant to whom any Award shall previously have been granted, adversely affect the rights of such Participant in such Award; provided further, however that amendments shall be subject to (x) the approval of a majority of the Common Shares entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 and (y) all other approvals, whether regulatory, shareholder or otherwise, which are required by law, The Toronto Stock Exchange or any other applicable securities exchange.

                  (b) The Plan shall not confer upon a Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company

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or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

16.      Effective Date

                  The Plan shall be effective as of June 7, 2000.

17.      Governing Law

                  The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.